AGREEMENT OF LIMITED LIABILITY COMPANY, effective as of July 20, 1998
(the "Agreement"), of Scotia Pacific Company LLC (the "Company"), by The Pacific Lumber Company ("Pacific Lumber"), as the sole member of the Company.

                           Preliminary Statement

          Pacific Lumber desires to operate the Company under the Delaware Limited Liability Company Act (as amended from time to time, the "Act") to carry on any lawful business, purpose or activity not restricted by the Act or any other applicable law or the Agreement.

          In that connection, Pacific Lumber desires to enter into a written agreement, in accordance with the Act, as to the affairs of the Company and the conduct of its business.

                                 ARTICLE I

                                Definitions

     1.1 As used in this Agreement, the following terms shall have the following meanings:

     "Act" means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

     "Additional Timber Property" shall have the meaning for such term set forth in the Indenture.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition of "Affiliate," "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Additional Timber Notes" shall have the meaning for such term in the Indenture.

     "Agreement" means this Agreement of Limited Liability Company as originally adopted and as amended from time to time in accordance with the terms of this Agreement.

     "Bankruptcy Law" shall have the meaning for such term set forth in the Indenture.

     "Bankrupt or Insolvent" and "Bankruptcy or Insolvency" shall have the meaning for such term set forth in the Indenture.

     "Business Day" means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of Delaware or the City of New York are permitted or required by law or administrative order to be closed.

     "Capital Account" shall have the meaning set forth in Section 6.3.

     "Capital Contribution" means any capital contribution by a Member of cash or the fair market value of property to the Company.

     "Certificate of Formation" means the Certificate of Formation of the Company as originally filed with the Secretary of State of the State of Delaware on May 29, 1998 and as amended from time to time.

     "Closing Date" means the date the Timber Notes are originally issued.

     "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

     "Company Owned Timberlands" shall have the meaning for such term set forth in the Indenture.

     "Company Timber" shall have the meaning for such term set forth in the Indenture.

     "Company Timber Rights" shall have the meaning for such term set forth in the Indenture.

     "Deed of Trust" means the deed of trust dated as of the Closing Date by the Company in favor of State Street Bank and Trust Company, as collateral agent and Fidelity National Title Insurance Company, as trustee.

     "DGCL" means that Delaware General Corporation Law and any successor statute, as amended from time to time.

     "Fiscal Year" means the Company's fiscal year, which shall be the calendar year.

     "Indenture" means the indenture, dated as of the Closing Date, to be entered into between the Company and State Street Bank and Trust Company as trustee (the "Trustee"), pursuant to which the Company shall issue the Timber Notes, as the same may be amended, modified or supplemented in accordance with the terms thereof.

     "Indebtedness" shall have the meaning for such term set forth in the Indenture.

     "Independent Manager" means a Person who, on any date on which a determination thereof is to be made:

          (a) is not an Affiliate of the Company (otherwise than to the extent such Person may be deemed an Affiliate of the Company by virtue of such position as a manager or as a director of the Company or of any entity merged with or consolidated into the Company) or Pacific Lumber, or an employee, officer or director of Pacific Lumber, or an employee or officer of the Company;

          (b) has not received, directly or indirectly, at any time during the two years immediately preceding such date, material compensation or payment from the Company or Pacific Lumber or from any Affiliate of the Company or Pacific Lumber (except for director's or manager's fees and expense reimbursement for serving as such); and

          (c) does not own, directly or indirectly, any beneficial or other interest in the Company or Pacific Lumber.

     "Line of Credit Agreement" means the Credit Agreement, dated as of the Closing Date, among the Company, Bank of America National Trust and Savings Association, as Agent, and the other financial institutions party thereto, as the same may be amended, modified, supplemented or extended from time to time, and any credit facility of the Company entered into in replacement therefor in accordance with the terms of the Indenture.

     "Manager" means any Person hereafter elected to act as a manager of the Company as provided in this Agreement (each in the capacity as a manager of the Company), including each Class A Manager and Class B Manager as set forth in
Section 3.2, but does not include any Person who has ceased to be a manager of the Company.

     "Member" means any Person executing this Agreement as of the date of this Agreement as a member of the Company or any Person hereafter admitted to the Company as a member as provided in this Agreement (each in the capacity as a member of the Company), but does not include any Person who has ceased to be a member of the Company. "Members" shall refer to each and every Member (in their capacity as such) collectively and, should there be only a single Member, to such Member (in its capacity as such).

     "Membership Interest" means the interest of a Member in the Company, including without limitation, rights to distributions (liquidating or otherwise), allocations, information, and to vote, consent or approve, if any. The holders of Membership Interests shall have the rights set forth herein to vote on, or to consent to or approve or disapprove, certain actions or decisions regarding the Company provided herein. Pacific Lumber shall have 100% of the initial Membership Interest.

     "Mortgaged Properties" shall have the meaning for such term set forth in the Indenture.

     "New Additional Services Agreement" shall have the meaning for such term set forth in the Indenture.

     "Non-Recourse Timber Acquisition Indebtedness" shall have the meaning for such term set forth in the Indenture.

     "Operative Documents" shall have the meaning for such term set forth in the Indenture.

     "Person" includes an individual, partnership, limited partnership, limited liability company or partnership, foreign limited liability company, trust, estate, corporation, custodian, trustee, executor, administrator, nominee or entity in a representative capacity.

     "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative.

     "Substitute Timber Property" shall have the meaning for such term set forth in the Indenture.

     "Timber Notes" shall have the meaning for such term set forth in the Indenture.

     1.2 Related Definitions. Any capitalized terms contained within definitions in this Section 1.1 that are defined by reference to the Indenture shall have the meanings assigned to such terms in the Indenture.


                                 ARTICLE II

                                Organization

     2.1 Name and Formation. The name of the Company shall be "Scotia Pacific Company LLC", and all Company business shall be conducted in such name or such other names that comply with applicable law as the Board of Managers may select from time to time. The Company was formed upon the filing of the original Certificate of Formation of the Company by the Secretary of State of the State of Delaware on May 29, 1998, pursuant to the Act.

     2.2 Principal Place of Business. The principal place of business of the Company shall be at 125 Main Street, 2nd Floor, P.O. Box 712, Scotia, California 95565. The Company may locate its place(s) of business at any other place or places as the Board of Managers may from time to time deem necessary or advisable.

     2.3 Registered Office and Registered Agent. The Company's initial registered agent and office in the State of Delaware is Corporation Service Company, and the post office address of the registered agent is 1013 Centre Road, Wilmington, Delaware 19805-1297. The Company may change its registered office to any other place or places as the Board of Managers may from time to time deem necessary or advisable. The Company may change its registered agent to any other Person as the Board of Managers may from time to time deem necessary or advisable.

     2.4 Term. The Company shall have a perpetual existence, unless the Company is earlier dissolved in accordance with the provisions of this Agreement.

     2.5 Purposes and Powers. The purpose of the Company is (i) the operation, management, sale and maintenance of the Company Owned Timberlands, the Company Timber Rights and the Company Timber as provided by the Operative Documents,
(ii) the execution, delivery and performance of the Operative Documents, the Line of Credit Agreement and the New Additional Services Agreement, (iii) issuing and selling Timber Notes and any Additional Timber Notes pursuant to the Indenture, (iv) issuing any Nonrecourse Timber Acquisition Indebtedness and acquiring property secured by such Nonrecourse Timber Acquisition Indebtedness,
(v) acquiring Additional Timber Property, (vi) sales of Company Owned Timberlands, Company Timber Rights or Company Timber or transfers of Company Owned Timberlands or Company Timber Rights in exchange for Substitute Timber Property in accordance with the procedures set forth in Article 6 of the Indenture, and (vii) actions reasonably incidental to the foregoing which do not, individually or in the aggregate, have a Material Adverse Effect. Notwithstanding any other provision of this Agreement, the Certificate of Formation, and any provision of law that otherwise so empowers the Company, for so long as any Timber Notes, any Additional Timber Notes or any Indebtedness under the Line of Credit Agreement shall remain outstanding, the Company shall not engage in any business or activity other than those set forth in this
Section 2.5 and those otherwise permitted by the Indenture.

     2.6 Separateness. For so long as any Timber Notes, any Additional Timber Notes or any Indebtedness under the Line of Credit Agreement shall remain outstanding:

          (a) the Company's funds and other assets shall not be commingled with those of Pacific Lumber;

          (b) all actions taken by the Company shall be taken pursuant to authority granted by the Board of Managers of the Company, to the extent required by law or by this Agreement;

          (c) the Company shall maintain records and books of account separate from those of Pacific Lumber in accordance with generally accepted accounting principles;

          (d) the Company shall conduct its business at an office or offices that are identifiably segregated from the offices of Pacific Lumber and shall have telephone numbers, a mailing address, stationery and other business forms separate from Pacific Lumber;

          (e) the Company shall conduct its business solely in its own name (except to the extent required for federal, state or local tax purposes) and shall not knowingly or negligently mislead any other Person as to the identity or authority of the Company;

          (f) all oral and written communications of the Company, including, without limitation, letters, invoices, purchase orders, contracts, statements and applications, shall (except to the extent required for federal, state or local tax purposes) be made solely in the name of the Company;

          (g) the Company shall provide for all of its operating expenses and liabilities from its own separate funds;

          (h) the Company shall maintain correct minutes of the meetings and other proceedings of its members and the Board of Managers and otherwise comply with the formalities required by law; and

          (i) the Company shall not hold itself out or knowingly permit itself to be held out as having agreed to pay or as being liable for any indebtedness of Pacific Lumber.

     2.7 No State Law Partnership. The Members intend that the Company shall not be a partnership (including, without limitation, a general partnership or a limited partnership) or joint venture, and that no Member or Manager shall be a partner or joint venturer of any other Member or Manager with respect to the business of the Company, for any purpose, and this Agreement shall not be construed to suggest otherwise.

     2.8  Lack of Authority of Members.

          2.8.1 No Member (other than a Manager or an officer of the Company in his or her capacity as such) shall have the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures, debts, liabilities or obligations on behalf of the Company.

          2.8.2 Without limiting the foregoing, no Member, acting individually or with other Members, shall have any power or authority to institute any proceedings to cause the Company to become Bankrupt or Insolvent or to cause any Bankruptcy or Insolvency to occur or exist with respect to the Company.

     2.9 Liability to Third Parties. No Member or Manager shall be liable for the debts, obligations or liabilities of the Company (whether arising in contract, tort or otherwise), including without limitation under a judgment, decree or order of a court, by reason of being a member or acting as a manager of the Company.

     2.10 No Personal Liability of Members, Managers, Etc. No Member of the Company shall be subject in such capacity to any personal liability whatsoever to any Person in connection with the assets or the acts, obligations or affairs of the Company. Members shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the DGCL. To the extent permitted by the Act, no Manager or officer of the Company shall be subject in such capacity to any personal liability whatsoever to any Person, in connection with the assets or the acts, obligations or affairs of the Company, save only liability to the Company or its Members arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the assets of the Company for satisfaction of claims of any nature arising in connection with the affairs any Member.

     2.11 Business Transactions of a Member with the Company. In accordance with
Section 18-107 of the Act, a Member may transact business with the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as a person who is not a Member.

     2.12 Member Representations.

          Each Member hereby represents and warrants to the Company and each Manager that (a) if it is a corporation, it is duly organized, validly existing, and in good standing under the law of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein); (b) that such Member has full corporate or other applicable power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by such Member have been duly taken; (c) that the Member has duly executed and delivered this Agreement; and (d) that such Member's authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which such Member is a party or by which it is bound.


                                ARTICLE III

                                 Management

     3.1 Management by the Board of Managers. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a Board of Managers.

     3.2 Number and Classification; Chairman. For so long as any Timber Notes, any Additional Timber Notes or any Indebtedness under the Line of Credit Agreement shall be outstanding, the Board of Managers shall consist of two classes of Managers, Class A Managers, who shall be at least two in number and who shall all be Independent Managers, and Class B Managers, who shall be not required to be Independent Managers. References hereinafter in this Agreement to Independent Managers shall refer to the Class A Managers. If neither the Timber Notes, any Additional Timber Notes nor any Indebtedness under the Line of Credit Agreement is outstanding, the Board of Managers shall consist of only one class of Managers, all of whom shall be Class B Managers.

          The initial Class A Managers shall be Stuart C. Lewis and Jack M. Webb. The initial Class B Managers shall be John A. Campbell, John T. La Duc, Paul N. Schwartz and Ezra G. Levin.

          The Board of Managers shall appoint a Chairman to serve at the pleasure of the Board. The Chairman of the Board of Managers shall initially be John A. Campbell.

     3.3  Actions Requiring Vote of Independent Managers.

          Notwithstanding any other provision of this Agreement, the Certificate of Formation and any provision of law that otherwise so empowers the Company, for so long as any Timber Notes, any Additional Timber Notes or any Indebtedness under the Line of Credit Agreement shall remain outstanding, the Company shall not without the unanimous vote of the Board of Managers, including all Independent Managers, do any of the following: (i) engage in any business or activity other than those set forth in Section 2.5 and those otherwise permitted by the Indenture; (ii) incur any Indebtedness, other than the Timber Notes, the Additional Timber Notes, the Indebtedness under the Line of Credit Agreement, Non-Recourse Timber Acquisition Indebtedness and any other Indebtedness permitted under the Indenture; (iii) consolidate or merge with or into any other entity or convey or transfer substantially all of its properties and assets substantially as an entirety to any entity or convert into any other organizational form, except as permitted under the Indenture; (iv) institute any proceedings to cause the Company to become Bankrupt or Insolvent or to cause any Bankruptcy or Insolvency to occur or exist with respect to the Company; (v) amend this Agreement; (vii) admit or permit the withdrawal or removal of any Member; (vii) institute any proceedings or take any other action to dissolve or liquidate the Company; or (viii) take action in furtherance of any action listed in this sentence.

          With regard to any action contemplated by the preceding sentence, each Independent Manager will owe his or her primary fiduciary duty to the Company (including the creditors of the Company). Without limiting the foregoing, in instituting any proceedings to cause the Company to become Bankrupt or Insolvent or to cause any Bankruptcy or Insolvency to occur or exist with respect to the Company or to cause the Company to dissolve or liquidate, the Independent Managers shall consider the interests of the creditors of the Company, whether or not at the relevant time the Company is solvent.

     3.4 Term. Each Manager shall hold office until his or her successor shall be elected and qualified or until his or her earlier death, resignation or removal as provided in this Agreement.

     3.5 Vacancy. Any Manager position to be filled by reason of an increase in the number of Managers may be filled by election at a meeting of the Members called for that purpose. Any vacancy occurring in the Board of Managers other than by reason of an increase in the number of Managers may be filled (i) by election at any meeting of the Members called for that purpose or (ii) by the affirmative vote of a majority of the remaining Managers though less than a quorum of the Board of Managers.

     3.6 Removal. At any meeting of the Members at which a quorum of Members is present called expressly for such purpose, any Manager, other than an Independent Manager, may be removed at any time, with or without cause, by the affirmative vote of a majority of all the Members represented in person, by telephone or by proxy at such meeting. Except as may otherwise be provided by the Act, any Independent Manager may be removed only with cause; provided, however, that the removal of an Independent Manager shall not be effective until a replacement Independent Manager has been appointed.

     3.7 Resignation. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the remaining Managers; provided, however, that the resignation of an Independent Manager shall not be effective until a replacement Independent Manager has been appointed. The acceptance of a resignation shall not be necessary to make it effective, unless so expressly provided in the resignation.

     3.8 Place of Meetings of Managers. Meetings of the Board of Managers may be held either within or without the State of Delaware at such place or places as shall be determined from time to time by resolution of the Board of Managers.

     3.9 Meetings of Managers. Meetings of the Board of Managers may be held when called by the Chairman of the Board of Managers or by a majority of the Board of Managers. The Manager or Managers calling any meeting shall cause notice to be given of such meeting, including therein the time, date and place of such meeting, to each Manager at least two Business Days before such meeting. The business to be transacted at, or the purpose of, any meeting of the Board of Managers shall be specified in the notice or waiver of notice of any such meeting. If fewer than all the Board of Managers are present in person, by telephone or by proxy, business transacted at any such meeting shall be confined to the business or purposes specifically stated in the notice or waiver of notice of such meeting.

     3.10 Quorum; Majority Vote. At all meetings of the Board of Managers, the presence in person, by telephone or by proxy of a majority of the Board of Managers shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by law, the Certificate of Formation or the terms of this Agreement. The act of a majority of the Board of Managers present in person, by telephone or by proxy at a meeting at which a quorum is present in person, by telephone or by proxy shall be the act of the Board of Managers, except as otherwise provided by law, the Certificate of Formation, the terms of this Agreement or, so long as any Timber Notes or Additional Timber Notes are outstanding, the Indenture. If a quorum shall not be present in person, by telephone or by proxy at any meeting of the Board of Managers, the Board of Managers present in person, by telephone or by proxy at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present in person, by telephone or by proxy.

     3.11 Methods of Voting; Proxies. A Manager may vote either in person, by telephone or by proxy executed in writing by the Manager; provided, however, that the Person designated to act as proxy shall be a Manager; provided, further, that the Person designated to act as proxy for an Independent Manager must be an Independent Manager. A telegram, telex, cablegram or similar transmission by the Manager, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Manager shall be treated as an execution in writing for purposes of this Section 3.11. Proxies for use at any meeting of Managers or in connection with the taking of any action by written consent shall be filed with the Chairman of the Board of Managers, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Chairman of the Board of Managers, who shall decide all questions touching upon the qualifications of voters, the validity of the proxies, and the acceptance or rejection of votes. No proxy shall be valid after 30 calendar days from the date of its execution unless otherwise provided in the proxy.

     3.12 Order of Business. At any meeting of the Board of Managers, business shall be transacted in the order as the Chairman of the Board of Managers may determine from time to time (and in the absence of the Chairman, such other person so designated by the Board of Managers). The secretary of the meeting shall prepare minutes of the meeting and such minutes shall be placed in the minute book of the Company.

     3.13 Attendance and Waiver of Notice. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     3.14 Compensation of Managers. Managers may receive any stated amount for their services, as determined by the Board of Managers, and expenses of attendance, if any, may be allowed for attendance at each meeting of the Board of Managers. Nothing contained in this Agreement shall be construed to preclude any Manager (other than an Independent Manager) from serving the Company or any Affiliate in any other capacity and receiving compensation for such service.

     3.15 Committees. The Managers may, by resolution, designate (i) from among the Board of Managers one or more committees, each of which shall be comprised of at least one Manager, and (ii) one or more of the Board of Managers as alternate members of any committee, who may, subject to any limitations imposed by the Board of Managers, replace absent or disqualified Managers at any meeting of that committee. Such committee shall have and may exercise all of the authority of the Board of Managers, subject to the limitations set forth in the Act and this Agreement.

     3.16 Actions Without a Meeting. Except as otherwise provided by law, the Certificate of Formation or this Agreement, any action required or permitted to be taken at a meeting of the Board of Managers or any committee thereof may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the Board of Managers or members of the committee, as the case may be, having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers or committee members, as the case may be, entitled to vote on the action were present and voted. Such consent shall have the same force and effect, as of the date stated therein, as a vote of such Managers or members of the committee, as the case may be, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware or in any certificate or other document delivered to any person or entity. The signed consent shall be placed in the minute book of the Company.

     3.17 Telephone and Similar Meetings. The Managers, or members of any committee thereof, may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in any such meeting shall constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

     3.18 Presumption of Assent. A Manager, or any member of a committee thereof, who is present in person, by telephone or by a general proxy at a meeting of the Board of Managers or a committee thereof at which action on any matter is taken shall be presumed to have assented to the action unless his or her dissent is entered in the minutes of the meeting or unless he files his or her written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to a Manager or committee member who voted in favor of such action.

                                 ARTICLE IV

                                  Officers

     4.1 Designation; Term; Qualifications. The Board of Managers may, from time to time, designate one or more Persons to be officers of the Company. Any officer so designated shall have such authority and perform such duties as the Board of Managers may, from time to time, delegate to them. In the absence of any such delegation, the applicable officer shall have the authority and duties that are normally associated with that office. Each officer shall hold office for the term for which such officer is designated and until his successor shall be duly designated and shall qualify or until his death, resignation or removal as provided in this Agreement. Any Person may hold any number of offices. No officer need be a Manager, a Member, a Delaware resident, or a United States citizen. Designation of a Person as an officer of the Company shall not of itself create any contract rights. The original officers of the Company shall be the persons set forth in Exhibit A hereto.

     4.2 Removal and Resignation. Any officer of the Company may be removed as such, with or without cause, by the Board of Managers. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Chairman of the Board of Managers. The acceptance of a resignation shall not be necessary to make it effective, unless so expressly provided in the resignation.

     4.3 Vacancies. Any vacancy occurring in any office of the Company may be filled by the Board of Managers.


                                 ARTICLE V

                            Meetings of Members

     5.1 Meetings of Members. A meeting of the Members may be called at any time by the Chairman of the Board of Managers, by the Board of Managers or by the holders of not less than 20% of the Membership Interests. The date, time and place of the meeting shall be designated by the Person(s) calling such special meeting and shall be stated in the notice of such meeting or in a duly executed waiver of notice of such meeting. If fewer than all holders of Membership Interests are present in person, by telephone or by proxy, business transacted at any such meeting shall be confined to the business or purposes specifically stated in the notice or waiver of notice of such meeting.

     5.2 Place of Meetings of Members. All meetings of the Members shall be held at the principal office of the Company unless another place is designated for meetings in the manner provided in Section 5.1 of this Agreement.

     5.3 Notice of Meetings of Members. Except as otherwise provided by applicable law, written or printed notice stating the place, day and hour of each meeting of the Members, and the purpose or purposes for which the meeting is called, shall be delivered not less than ten Business Days nor more than 60 calendar days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Managers or Members calling the meeting, to each Member of record entitled to vote at such meeting.

     5.4  Record Date for Notice and Voting.

          5.4.1 Matters Other than Consents to Action. For the purpose of determining the Members entitled to notice of, or to vote at, any meeting of the Members or any adjournment thereof, or entitled to receive a distribution, or in order to make a determination of the Members for any other proper purpose (other than determining the Members entitled to consent to action by the Members proposed to be taken without a meeting of the Members), the Board of Managers may fix in advance a date as the record date for any such determination of the Members, such date in any case to be not more than 60 calendar days and not less than ten Business Days prior to the date on which the particular action requiring such determination of the Members is to be taken. If no record date is fixed for the determination of the Members entitled to notice of, or to vote at, a meeting of the Members, the date on which the notice of the meeting is mailed shall be the record date for such determination of the Members. When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this Section 5.4.1, such determination shall apply to any adjournment thereof.

          5.4.2 Consents to Action. Unless a record date has previously been fixed or determined pursuant to this Section 5.4, whenever action by the Members is proposed to be taken by consent in writing without a meeting of the Members, the Board of Managers may fix a record date for the purpose of determining the Members entitled to consent to that action, which record date may not precede, and may not be more than ten calendar days after, the date upon which the resolution fixing the record date has been adopted by the Board of Managers. If no record date has been fixed by the Board of Managers and the prior action of the Board of Managers is not required by applicable law, the record date for determining the Members entitled to consent to action in writing without a meeting will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in the manner provided in Section 5.10.1 of this Agreement. If no record date has been fixed by the Board of Managers and prior action of the Board of Managers is required by applicable law, the record date for determining the Members entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Managers adopt a resolution taking such prior action.

     5.5 Quorum. A quorum shall be present at any meeting of the Members if the holders of a majority interest in the Company are represented at the meeting in person or by proxy, except as otherwise provided by law or the Certificate of Formation.

     5.6 Methods of Voting; Proxies. A Member may vote either in person, by telephone or by proxy executed in writing by the Member. A telegram, telex, cablegram or similar transmission by such Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by such Member shall be treated as an execution in writing for purposes of this Section
5.6. Proxies for use at any meeting of Members or in connection with the taking of any action by written consent shall be filed with the Board of Managers, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Board of Managers, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

     5.7 Conduct of Meetings. All meetings of the Members shall be presided over by the chairman of the meeting, who shall be the Chairman of the Board of Managers (and in the Chairman's absence, such other person so designated by the Board of Managers). The Chairman of the Board of Managers shall determine the order of business and the procedure at the meeting, including without limitation such regulation of the manner of voting and the conduct of discussion as determined by the Chairman of the Board of Managers.

     5.8 Voting on Matters. For purposes of voting on matters at any meeting of the Members at which a quorum is present, the act of the Members shall be the affirmative vote of the Member or Members holding a majority of the Membership Interest represented in person, by telephone or by proxy at such meeting.

     5.9 Registered Members. The Company shall be entitled to treat the holder of record of any Membership Interest as the holder in fact of such Membership Interest for all purposes, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Membership Interest on the part of any other Person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided in this Agreement or the laws of Delaware.

     5.10 Actions Without a Meeting.

          5.10.1 Except as otherwise provided by law or by the Certificate of Formation, any action required or permitted to be taken, or which may be taken, by law or the Certificate of Formation or this Agreement, at any meeting of Members, may be taken without a meeting, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of Membership Interests constituting not less than the minimum amount of Membership Interests that would be necessary to authorize or take such action at a meeting at which the holders of all Membership Interests entitled to vote on the action were present and voted. Every written consent shall bear the date of signature of each Member who signs the consent. The signed consent or consents of Members shall be placed in the minute book of the Company. A telegram, telex, cablegram or similar transmission by a Member, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Member, shall be regarded as signed by such Member for purposes of this
Section 5.10.

          5.10.2 If any action by Members is taken by written consent, any articles or documents filed with the Secretary of State of the State of Delaware as a result of the taking of the action shall state, in lieu of any statement required by applicable law concerning any vote of Members, that written consent has been given in accordance with the provisions of applicable law and that any written notice required by applicable law has been given.

     5.11 Telephone and Similar Meetings. The Members may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other. Participation in any such meeting shall constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.


                                 ARTICLE VI

                          Contributions to Capital

     6.1 Initial Capital Contribution. The sole Member has heretofore contributed the sum of $1,000 in cash to the Company.

     6.2 Additional Capital Contributions. The Members may, but shall not be obligated to, make additional Capital Contributions to the Company.

     6.3 Capital Accounts. There shall be established for each Member, on the books of the Company, an account maintained (a "Capital Account"), which shall initially be $1,000 and be adjusted for income and losses allocable to such Member and which shall be further adjusted as follows:

          (i) The amount of all additional Capital Contributions contributed to the Company by any Member shall be credited to the Capital
Account of such Member; and

          (ii) The amount of (A) cash distributed by the Company to any member and (B) the fair market value of other property, net of liabilities, distributed in kind by the Company to any Member shall be debited against the Capital Account of such Member.

     6.4  Withdrawal or Reduction of Members' Contributions to Capital.

          6.4.1 No Member shall have the right to withdraw all or any part of its Capital Contribution or to receive any return on any portion of its Capital Contribution, except as may be otherwise specifically provided in this Agreement. Under circumstances involving a return of any Capital
Contribution, no Member shall have the right to receive property other than cash.

          6.4.2 No Member shall be paid interest on any of its Capital Contributions.

          6.4.3 An unrepaid Capital Contribution shall not be a liability of the Company or of any Member. A Member shall not be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

                                ARTICLE VII

                           Distributions; Books;
                         Records; and Bank Accounts

     7.1 Distributions. All distributions shall be made to the Members upon the adoption of a resolution of the Board of Managers declaring a distribution. All distributions shall be made in such amounts and at such times as determined by the Board of Managers.

     7.2 Limitation Upon Distributions. No distribution shall be declared and paid unless, after the distribution is made, the fair value of the Company assets is in excess of all liabilities of the Company or as otherwise permitted by the Act.

     7.3 Maintenance of Books. The Company shall keep books and records of accounts and shall keep minutes of the proceedings of the Members, the Board of Managers and each committee of the Board of Managers. The books of account for the Company shall be maintained in accordance with the accounting method selected by the Board of Managers (or in accordance with generally accepted accounting principles in the absence of any such selection) consistently applied. The calendar year shall be the accounting year of the Company.

     7.4 Reports. Within one hundred and twenty days following the end of each Fiscal Year during the term of the Company, the Board of Managers shall cause each Member to be furnished with a balance sheet, an income statement and a statement of changes in Members' capital. These financial statements shall be prepared in accordance with the accounting method selected by the Board of Managers (or in accordance with generally accepted accounting principles in the absence of any such selection) consistently applied (except as therein noted). If required by law or any other agreement, or if a Member should request so in writing, the financial statements shall be accompanied by an audit report from a nationally recognized accounting firm. The Managers also may cause to be prepared or delivered such other reports as they may deem appropriate. The Company shall bear the costs of all such financial statements and reports.

     7.5 Bank and Investment Accounts. The Managers shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with financial institutions and firms that the Board of Managers determine. The Managers shall not commingle the Company's funds with the funds of any Member or any other Person.


                                ARTICLE VIII

                  Dissolution, Liquidation and Termination

     8.1 Dissolution.

          8.1.1 The Company shall be dissolved and its affairs shall be wound up upon the first of the following to occur: (i) upon the election to dissolve the Company by the Board of Managers, provided, however, that for so long as any Timber Notes, any Additional Timber Notes or any Indebtedness under the Line of Credit Agreement shall remain outstanding, the election to dissolve the Company shall require the unanimous vote of the Board of Managers, including all of the Independent Managers, or (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act. Notwithstanding anything to the contrary in this Agreement or the Act (including, without limitation, Section 18-801(a)(3) or Section 18-801(b) thereof), for so long as any Timber Notes, any Additional Timber Notes or any Indebtedness under the Line of Credit Agreement is outstanding, the Members, or any of them, shall not dissolve or wind-up the affairs of the Company.

          8.1.2 Dissolution of the Company shall be effective as of the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until there has been a winding up of the Company's business and affairs, and the Company's assets have been distributed as provided in Section
8.2 of this Agreement and in the Act.

     8.2 Liquidation and Termination. Upon dissolution of the Company, the Board of Managers shall act as liquidators or may appoint one or more Managers or Members (with its or their consent) as liquidators. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided in this Section 8.2 and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company's assets and the Company's affairs with all the power and authority of the Board of Managers. The steps to be accomplished by the liquidators are as follows:

          (i) As promptly as possible after dissolution and again after final liquidation, the liquidators shall cause an accounting to be made by a recognized firm of certified public accountants of the Company's assets and the Company's liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as the case may be;

          (ii) The liquidators may cause all or any part of the Company's assets to be sold to any Person (including, without limitation, to Members) as the liquidators shall reasonably determine, and any resulting gain or loss from each such sale shall be computed and allocated to the Members;

          (iii) The liquidators shall pay, satisfy or discharge from the Company's assets all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation, but excluding liabilities to Members on account of their Capital Contributions) in the order of priority as provided by law, or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine);

          (iv) After payment, satisfaction or discharge of the Company's debts, liabilities and obligations (or adequate provision therefor) has been made pursuant to clause (iii) of this Section 8.2, all remaining Company assets shall be distributed to the Members as follows:

               (a) With respect to any asset of the Company that has not been sold pursuant to clause (ii) above, the fair market value of such asset of the Company shall be determined by the liquidators and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in such asset of the Company that has not been reflected in the Capital Accounts of the Members previously would be allocated among the Members if there were a disposition of such asset for the fair market value of such asset on the date of distribution;

               (b) An amount equal to the then remaining positive balances in the Capital Accounts of the Members (as determined after taking into account all Capital Account adjustments for the year of the Company during which the liquidation of the Company occurs, other than those made by reason of this subclause (b)) shall be distributed to the Members in proportion to the amount of such balances; and

               (c) Any remainder shall be distributed to the Members, pro rata, in accordance with their respective Membership Interests.

     All distributions in kind of the Company's assets to the Members shall be made subject to the cost, expenses or liability relating to such Company assets incurred or for which the Company has committed prior to the date of termination of the Company and such costs, expenses and liabilities shall be allocated to the distributee in accordance with this Section 8.2.

     The distribution of the Company's assets to a Member in accordance with the provisions of this Section 8.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to such Member of its Membership Interest and all of the Company's assets, and constitutes a compromise to which all Members have consented in writing within the meaning of
Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, such Member shall have no claim against any other Member for such funds.

     8.3 Certificate of Cancellation. When all liabilities and obligations of the Company have been paid or discharged, or adequate provision has been made therefor, and all of the remaining Company assets have been distributed to the Members according to their respective rights and interests as provided in
Section 8.2 of this Agreement, the Company is terminated and a Certificate of Cancellation shall be executed on behalf of the Company by the Board of Managers (or such other Person or Persons as the Act may require or permit) and shall be filed with the Office of the Secretary of State of the State of Delaware, and the Board of Managers or such other Person or Persons shall take such other actions, and shall execute, acknowledge and file any and all other instruments, as may be necessary or appropriate to reflect the dissolution and termination of the Company.


                                 ARTICLE IX

                              Indemnification

     9.1 Mandatory Indemnification of Managers and Officers. Any Person who was or is a party or is threatened to be made a party to or is involved in any Proceeding, or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person is or was a Manager or an officer, or while a Manager or an officer is or was serving at the request of the Company as a director, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company or partnership, joint venture, partnership, trust, sole proprietorship, employee benefit plan or other entity or enterprise, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment) against judgments, penalties (including, without limitation, excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Proceeding. It is expressly acknowledged that the indemnification provided in this Article IX could involve indemnification for negligence or under theories of strict liability.

     9.2 Mandatory Advancement of Expenses. Expenses incurred by a Person of the type entitled to be indemnified under Section 9.1 of this Agreement in defending any Proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the Proceeding, without any determination as to such Person's ultimate entitlement to indemnification under Section 9.1 of this Agreement, upon receipt of a written undertaking by or on behalf of such Person to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in Section
9.1 of this Agreement or otherwise. The written undertaking shall be an unlimited general obligation of the Person but need not be secured and shall be accepted without reference to financial ability to make repayment.

     9.3 Indemnification of Employees and Agents. The Company may, as determined by the Board of Managers, indemnify and pay and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and pay and advance expenses to Managers and officers under this Article IX; and the Company may, as determined by the Board of Managers, indemnify and pay and advance expenses to any Person who is not or was not a Manager, officer, employee or agent of the Company but who is or was serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company or partnership, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of such Person's status as such to the same extent and subject to the same conditions that the Company may indemnify and pay and advance expenses to Managers under this Article IX.

     9.4 Nonexclusivity of Rights. The indemnification and advancement and payment of expenses provided by this Article IX (i) shall not be deemed exclusive of any other rights to which a Manager, officer or other Person seeking indemnification may be entitled under any statute, provision of the Certificate of Formation, agreement, vote of Members or disinterested Managers, or otherwise, both as to action in such Person's official capacity and as to action in another capacity while holding such office, (ii) shall continue as to any Person who has ceased to serve in the capacity which initially entitled such Person to indemnity and advancement and payment of expenses, and (iii) shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such Manager, officer or other Person.

     9.5 Contract Rights. Rights granted pursuant to this Article IX shall be deemed to be contract rights, and no amendment, modification or repeal of this
Article IX shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

     9.6 Insurance. The Company may purchase and maintain insurance or other arrangement or both, at its expense, on behalf of itself or any Person who is or was serving as a Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other entity or enterprise, against any liability, expense or loss, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Article IX.

     9.7 Appearance as a Witness. Notwithstanding any other provision of this
Article IX, the Company may pay or reimburse expenses incurred by a Person in connection with such Person's appearance as a witness or other participation in a Proceeding at a time when such Person is not a named defendant or respondent in the Proceeding.

     9.8 Savings Clause. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager or officer indemnified pursuant to this Article IX as to costs, charges and expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.


                                 ARTICLE X

                                  Members

     10.1 Admission of Members. New members shall be admitted only with the approval of all Members, and the Board of Managers as and to the extent provided in Section 3.3, in which event this Agreement shall be modified accordingly.

     10.2 Single Class. There shall be only one class of Membership Interest in the Company. Each Membership Interest shall be identical with all other Membership Interests, except that, should additional members be admitted, the Membership Interest of each Member shall reflect its Capital Account relative to the other Members.

     10.3 Access to and Confidentiality of Information; Records. Any Member shall have the right to obtain from the Company, from time to time, upon reasonable written demand stating the purpose thereof[, for any purpose reasonably related to the Member's Membership Interest, the documents and other information described in Section 18-305(a) of the Act.

     10.4 Withdrawal and Removal of Members. No Member may withdraw as a member of the Company (a) without the written consent of all of the Members, and the Board of Managers as and to the extent provided in Section 3.3, and (b) if, after such permitted withdrawal, there remains at least one Member. No Member may be removed as a Member of the Company.


                                 ARTICLE XI

                          Miscellaneous Provisions

     11.1 Offset. Whenever the Company is to pay any sum to any Member, any amounts such Member owes the Company may be deducted from such sum payment therefor.

     11.2 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering such writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under this Agreement shall be effective on receipt by the Person to whom sent. All notices, requests, and consents to be sent to a Member shall be sent to or made at the address given for such Member at the address such Member may specify by notice to the Company, the Board of Managers, and the other Members. Any notice, request, or consent to the Company or the Board of Managers must be given to the Board of Managers at the following address: 125 Main Street, 2nd Floor, P.O. Box 712, Scotia, California 95565. Whenever any notice is required to be given by law, the Certificate of Formation or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     11.3 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by such Person of its obligations with respect to the Company shall not be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person with respect to the Company. Failure on the part of a Person to complain of any act or omission of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, shall not constitute a waiver by such Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

     11.4 Governing Law; Severability. This Agreement shall be governed by and shall be construed in accordance with the law of the State of Delaware, excluding any conflict-of- laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby and such provision shall be enforced to the fullest extent permitted by law.

     11.5 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

     11.6 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of any Company asset.

     11.7 Indemnification. To the fullest extent permitted by law, each Member shall indemnify the Company, each Manager and each other Member and hold them harmless from and against any and all losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and attorneys' fees) they may incur on account of any breach by such Member of this Agreement.

     11.8 Headings and Sections. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. Unless the context requires otherwise, all references in this Agreement to Sections or Articles shall be deemed to mean and refer to Sections or Articles of this Agreement.

     11.9 Numbers and Gender. Where the context so indicates, the masculine shall include feminine and neuter, and the neuter shall include the masculine and feminine, and the singular shall include the plural.

     11.10 Binding Effect. Except as otherwise provided in this Agreement to the contrary, this Agreement shall be binding upon and inure to the benefit of the Members and their legal representatives, executors, administrators, successors and assigns.

     11.11 Conflicts of Interest. Subject to applicable law and the other express provisions of this Agreement, or any other applicable agreement, or except as otherwise expressly agreed in writing, each Manager, Member and officer of the Company at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member, Manager or officer the right to participate therein.

     11.12 Entire Agreement. This Agreement amends, restates and supercedes, effective as of the date first written above, any prior agreement of limited liability company heretofore executed and delivered by the sole Member.

     IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first written above by the undersigned and the undersigned, being the sole Member, does hereby agree to be bound by the terms and provisions set forth in this Agreement.


                              THE PACIFIC LUMBER COMPANY

                              By:  /s/ John A. Campbell
                              Name:  John A. Campbell
                              Title:  President

                         Scotia Pacific Company LLC


                                 Exhibit A

                      Initial Officers of the Company


John A. Campbell                                                  President
John T. La Duc                                               Vice President
Gary L. Clark                     Vice President-Finance and Administration
Thomas M. Herman                        Vice President-Resources Management
William S. Riegel                                      Vice President-Sales
Paul N. Schwartz                                             Vice President
Bernard L. Birkel                                                 Secretary
Lisa Blaha                                              Assistant Secretary
Erik Eriksson                                           Assistant Secretary
Timothy Neumann                                         Assistant Secretary